UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 8, 2018

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 8.01 Other Events.

On March 8, 2018, the Public Utility Commission of Texas (the “PUCT”) approved and executed a Final Order (the “Order”) approving the Joint Report and Application of Oncor Electric Delivery Company LLC and Sempra Energy for Regulatory Approvals Pursuant to PURA §§ 14.101, 39.262 and 39.915 (the “Joint Application”) that was filed with the PUCT on October 5, 2017. The Order is consistent with the terms of the stipulation agreed to by all of the key stakeholders in the proceeding regarding the Joint Application as described in Sempra Energy’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2017 and attached as Exhibit 99.1 thereto. The Order represents the last regulatory approval necessary for Sempra Energy to complete the merger of Energy Future Holdings Corp., a Texas corporation, with an indirect, wholly owned subsidiary of Sempra Energy, a California corporation, whereby Sempra Energy will acquire an 80.03% indirect interest in Oncor Electric Delivery Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 8, 2018	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer